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                           ADOBE SYSTEMS INCORPORATED
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY LEGAL NAME                                                  JURISDICTION OF INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
The Americas:
  Adobe Systems FSC, Inc.                                 Territory of Guam
  Frame International, Inc.                               Delaware
  Sandcastle, Inc.                                        California

Europe:
  Adobe Systems Europe Ltd.                               United Kingdom
  Adobe Systems Direct Ltd.                               United Kingdom
  Adobe Systems Nordic AB                                 Sweden
  Adobe Systems Benelux BV                                The Netherlands
  Adobe Systems GmbH                                      Federal Republic of Germany
  Adobe Systems Software AG                               Switzerland
  Adobe Systems France EURL                               France
  Adobe Systems Italia SRL                                Italy
  Adobe Systems Informatica                               Spain
  Adobe Systems Norge AS                                  Norway
  Adobe Systems Danmark AS                                Denmark
  Adobe Systems U.K., Ltd.                                United Kingdom
  Frame Technology International Limited                  Ireland

Japan:
  Adobe Systems Company Ltd.                              Japan
  Adobe Systems Japan, Inc.                               California

Asia Pacific and Latin America:
  Adobe Systems Pty. Ltd.                                 Australia
  Adobe Systems India Pvt. Ltd.                           India
  Adobe Systems Korea Ltd.                                Korea
  Adobe Systems Pte. Pty.                                 Singapore
  Adobe Systems Brasil Limitada                           Brazil

    All subsidiaries of the registrant are wholly owned, directly or indirectly, and do business under their legal names.

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